As filed with the Securities and Exchange Commission on March 4, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 09, 2005

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-6119	84-0617433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South
Suite 200
Bakersfield, California
(Address of principal executive office)

Issuer's telephone number: (661) 864-0500

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Tri-Valley Corporation has sold 50,000 restricted shares of common stock, together with warrants to purchase 16,667 common shares at an exercise price of $15.00 per share for two years, to an accredited investor at $12.00 per share. The sale was made in a privately negotiated transaction in reliance on the exemption from registration requirements contained in Section 4(2) of the Securities Act of 1933, and pending expected approval by the American Stock Exchange.

This sale was made on June 9, 2005, after the open market close. The closing market price on June 9 was $11.79 per share. The sale also occurred after the Company’s public announcement of the commencement of operations on its Moffat Ranch East Prospect after the market opened on June 3, 2005. The Company plans to use the proceeds for an asset purchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: June 13, 2005	/s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer